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                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



Shareowners and Board of Directors
Maytag Corporation

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Maytag Corporation Employee Discount Stock Purchase Plan and to the incorporation by reference therein of our report dated January 22, 2002, with respect to the consolidated financial statements and schedule of Maytag Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP

Chicago, Illinois
December 18, 2002